
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          OCT-31-1999
<PERIOD-END>                               JUL-31-1999
<CASH>                                         799,915
<SECURITIES>                                         0
<RECEIVABLES>                                  220,343
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               3,414,335<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   3,244,057<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 3,414,335<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,013,482<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               512,010
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              4,501,472
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,501,472
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,501,472
<EPS-BASIC>                                    25.25<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total asset include investment in joint venture of $2,338,299 and other assets of $55,778.
<F2>Other Stockholders' Equity represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of $170,278.
<F4>Total revenue includes rent of $551,241 gains on sales of real estate of $3,994,134, equity in earnings of joint venture of $197,394 and interest and other revenues of $270,713.
<F5>Represents net income per Unit of limited partnership interest.

